UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2013

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective December 6, 2013, Jerry D. Smith, who currently serves as Vice President and Chief Accounting Officer of Cheniere Energy, Inc. (the "Company" or "we"), will cease to serve as Chief Accounting Officer of the Company and will be reassigned to other duties within the Company. We anticipate that Leonard Travis will be appointed Vice President and Chief Accounting Officer of the Company at the next regularly scheduled meeting of the Board of Directors of the Company. The Company recognizes the hard work and good performance of Mr. Smith during his tenure as Chief Accounting Officer.

Mr. Travis, age 50, prior to joining, served as Senior Vice President and Chief Financial Officer of U.S. Well Services, LLC, an upstream oil and gas service provider, from January 2012 through August 2012.  Prior to that time, Mr. Travis was the Vice President and Chief Accounting Officer of Pride International, Inc., an offshore drilling company, from December 2006 until June 2011, when Pride International, Inc. was sold to Ensco.  Prior to joining Pride, Mr. Travis, served BMC Software as Vice President, Controller since May 2004. Mr. Travis was promoted to Vice President, Controller and Chief Accounting Officer of BMC Software in September 2004.  From 2001 through 2004, Mr. Travis was Vice President, Corporate Controller of Arris Group, Inc. From 1998 through 2001, he was the Finance Director-Europe of RELTEC Corporation and the Vice President of Finance of Marconi Services-Americas, a division of RELTEC's successor, Marconi, Plc.  Prior to 1998, Mr. Travis held various controller positions in finance and operations at RELTEC Corporation and spent two years at Ernst & Whinney.  Mr. Travis is a CPA and a CMA, achieved his undergraduate degree in Accounting from Northern Illinois University, and has his MBA in Finance from The University of Chicago.

Mr. Travis is an "at will" employee and does not have an employment or severance agreement with the Company. The written and unwritten arrangements under which Mr. Travis is compensated include:

•	a base salary, reviewed annually by the Compensation Committee of the Board (the "Compensation Committee");

•	an annual incentive award or bonus award determined annually by the Compensation Committee;

•	eligibility for awards under the Company’s 2011 Incentive Plan, as amended, as determined by the Compensation Committee;

•
a Change of Control Agreement, which provides that, upon a Change of Control (as defined in the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended), Mr. Travis shall receive a payment in an amount equal to one times his base salary at or immediately prior to the time the Change of Control is consummated. The form of Change of Control Agreement is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on May 14, 2008, which is incorporated herein by reference; and

•
a broad-based benefits package offered to all employees, including vacation, paid sick leave, a tax-qualified 401(k) savings plan pursuant to which the Company matches 100% up to the lesser of 6% of salary deferrals or the maximum deferrals permitted by law, medical, dental and vision benefits as well as a Section 125 Cafeteria Plan and health reimbursement arrangements and long-term disability, basic life, equal to two times base salary, and voluntary life (elective) insurance and accidental death and dismemberment insurance.

Except for the employment arrangements described, there are no other material relationships or transactions between Mr. Travis and the Company or any of the Company’s directors, executive officers, or major securityholders, or the immediate family members of any such person. In addition, there are no family relationships between Mr. Travis and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: November 7, 2013	By:	/s/ H. Davis Thames
	Name:	H. Davis Thames
	Title:	Senior Vice President and
Chief Financial Officer